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                                                                    Exhibit 8(h)

                            PARTICIPATION AGREEMENT
                 AMONG TEMPLETON VARIABLE PRODUCTS SERIES FUND,
                     FRANKLIN TEMPLETON DISTRIBUTORS, INC.,
                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and
                          C.M. LIFE INSURANCE COMPANY

   THIS AGREEMENT made as of       , 1999, among Templeton Variable Products
Series Fund (the "Trust"), an open-end management investment company organized as a business trust under Massachusetts law, Franklin Templeton Distributors, Inc., a California corporation, the Trust's principal underwriter ("Underwriter"), and Massachusetts Mutual Life Insurance Company, and C.M. Life Insurance Company, life insurance companies organized as corporations under Massachusetts law, (collectively, the "Company"), on their own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts").

                                  WITNESSETH:

   WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

   WHEREAS, the Trust and the Underwriter desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");

   WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, and certain of those series, named in Schedule B, (the "Portfolios") are to be made available for purchase by the Company for the Accounts; and

   WHEREAS, the Trust has received an order from the SEC, dated November 16, 1993 (File No. 812-8546), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2 (b) (15) and 6e-3 (T) (b) (15)
thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Funding Exemptive Order");

   WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised; and has registered or will register certain variable annuity contracts and variable life insurance policies, listed on Schedule C attached hereto, under which the portfolios are to be made available as investment vehicles (the "Contracts") under the 1933 Act unless such interests under the Contracts in the Accounts are exempt from registration under the 1933 Act and the Trust has been so advised;

   WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and

   WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

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   WHEREAS, each investment adviser listed on Schedule B (each, an "Adviser")
is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and any applicable state securities laws;

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to separate accounts such as each Account at net asset value;

                                   AGREEMENT

   NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

   1.0 Form of Agreement. Although the parties have executed this Agreement in the form of a Master Fund Participation Agreement for administrative convenience, this Agreement shall create a separate agreement for each Company as though each Company had separately executed an identical Fund Participation Agreement with the Trust and the Underwriter. No rights, responsibilities or liabilities arising under the Agreement as it pertains to one Company shall be enforceable by or against any party to the Agreement as it pertains to another Company.

                                   ARTICLE I

               Purchase and Redemption of Trust Portfolio Shares

   1.1 For purposes of this Article I, the Company as agent for the Trust, shall receive purchase orders and requests for redemption relating to each Portfolio from each Account for acceptance as of the Close of Trading on each Business Day, as defined in Section 1.3, and shall notify the Trust of such Instructions by no later than 10:00 a.m. Eastern time on the next following Business Day. The Business Day on which such Instructions are received in proper form by the Company and time stamped by the Close of Trading will be the date as of which Portfolio shares shall be deemed purchased, or redeemed as a result of such Instructions. Instructions received in proper form by the Company and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. The Company warrants that all orders and Instructions received by the Company which will be transmitted to the Trust for processing on a Business Day will have been received and time stamped prior to the Close of Trading on that Business Day. Instructions received after the 10:00 a.m. cut off time set forth above shall be processed on the next Business Day.

   1.2 The Trust agrees to make shares of the Portfolios available to the Accounts for purchase at the net asset value per share next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures on those days on which the Trust calculates its net asset value pursuant to rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading. The Company will transmit orders from time to time to the Trust for the purchase of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio. Without limiting the foregoing, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors whose purchase and redemption activity follows a market timing pattern, and have authorized the Trust, the Underwriter and the Trust's transfer agent to adopt procedures and take other action (including without limitation rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate market timing activity.

   1.3 The Company shall submit payment for the purchase of shares of a Portfolio on behalf of an Account no later than the close of business on the next Business Day after the Trust receives the purchase

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order. Payment shall be made in federal funds transmitted by wire to the Trust or its designated custodian. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. "Close of Trading" is currently 4:00 P.M. Eastern time, 1:00 P.M. Pacific time on the NYSE on each Business Day, or at such other time as the net asset value of a Portfolio is calculated, as disclosed in the relevant then current prospectus(es).

   1.4 The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company before the close of business on the next Business Day after the receipt of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

   1.5 Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

   1.6 Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

   1.7 The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

   1.8 The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use best efforts to make such net asset value per share available by 7:00 p.m. Eastern time each Business Day.

   1.9 The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Funding Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

   1.10 The Company agrees that all net amounts available under the Contracts shall be invested in the Trust, in such other Funds advised by an Adviser or its affiliates as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if: (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Portfolios; or (b) the Company gives the Trust and the Underwriter advance written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company is available as a funding vehicle for the Contracts at the date of this Agreement and the

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Company so informs the Trust and the Underwriter prior to their signing this
Agreement (a list of such investment companies appearing on Schedule D to this Agreement); or (d) the Trust or Underwriter consents to the use of such other investment company.

   1.11 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and
Article IV of this Agreement.

   1.12 Each party shall report to the other any material errors or omissons in any pricing information including the information set forth below, and any interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible.

   The Company shall indemnify and hold harmless the Trust or its agents for losses caused by the Company's cancellation or correction of an order made after the date which an order or instruction has been placed. The Company will immediately reimburse the Trust or its agents for such losses upon notification. The Company shall indemnify and hold harmless the Trust or its agents for any such losses including those losses resulting from instructions involving investment in incorrect funds.

   The Trust or its agents shall indemnify and hold harmless the Company against any amount the Company is legally required to pay qualified plans ("Plans") or Contract Owners, and which payment would be made under the Trust's established procedures, and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Trust or its agents for losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a miscalculation by the Trust or its agents result in a gain to the Company, Plans or Contract Owners, the Company shall immediately reimburse the Trust or its agents for any material losses incurred by the Trust or its agents as a result of the incorrect calculation.

   With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                                   ARTICLE II

                 Obligations of the Parties; Fees and Expenses

   2.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares of the Portfolios, preparation and filing of the documents listed in this
Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

   2.2 At the option of the Company, the Trust or the Underwriter shall either
(a) provide the Company with as many copies of portions of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy, or PDF format, of such documents in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios has been deleted to the extent practicable. The Trust or the Underwriter shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by the Company. Expenses of furnishing such documents for marketing purposes shall be borne by the Company and expenses of furnishing such documents for current contract owners invested in the Trust shall be borne by the Trust or the Underwriter. With respect to prospectus supplements that correct material errors or material omissions for which the Trust is solely responsible, the Trust or the Underwriter shall pay for reasonable expenses associated with furnishing multiple copies of such supplements as the Company shall reasonably request.

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   2.3 The Trust (at its expense) shall provide the Company with copies of any
Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions), prospectuses and statements of additional information to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws. The Trust will use reasonable efforts to provide the Company advance notice of relevant proxy and prospectus changes, where practicable.

   2.4 If and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

   2.5 (a) Except as provided in section 2.6, the Company shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any other Trademark relating to the Trust or Underwriter without prior written consent, and upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

   (b) The Trust or its agents shall not use any designation comprised of the marks "Massachusetts Mutual" or any other Trademark relating to the Company or its underwriter without prior written consent, and upon termination of this Agreement for any reason, the Trust shall cease all use of any such mark as soon as reasonably practicable.

   2.6 The Company shall furnish, or cause to be furnished to the Trust or its designee, at least one complete copy of each registration statement, prospectus, statement of additional information, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "disclosure documents"), as well as any report, solicitation for voting instructions, sales literature and other promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or an Adviser is named, at least 10 Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material. For purposes of this paragraph, "sales literature or other promotional material" includes, but is not limited to, portions of the following that use any Trademark related to the Trust or Underwriter or refer to the Trust or affiliates of the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and disclosure documents, shareholder reports and proxy materials.

   2.7 The Company and its agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

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   2.8 The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

   2.9 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from disclosure documents for the Contracts (as such disclosure documents may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

   2.10 So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose Contract values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that registered Account for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

   2.11 The Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement except as provided on Schedule E, if attached. Nevertheless, the Underwriter or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to the Company or its affiliates or to the Contracts' underwriter in amounts agreed to by the Underwriter or an affiliate in writing and such payments may be made out of fees otherwise payable to the Underwriter or its affiliates, profits of the Underwriter or its affiliates, or other resources available to the Underwriter or its affiliates.

                                  ARTICLE III

                         Representations and Warranties

   3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A.

   3.2 The Company represents and warrants that, with respect to each Account,
(1) the Company has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for the Contracts, or (2) if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, the Company will make every effort to maintain such exemption and will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

   3.3 The Company represents and warrants that, with respect to each Contract,
(1) the Contract will be registered under the 1933 Act, or (2) if the Contract is exempt from registration under Section 3(a)(2) of the 1933 Act or under
Section 4(2) and Regulation D of the 1933 Act, the Company will make every effort to maintain such exemption and will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future. The Company further represents and warrants that the Contracts will be sold by broker-dealers, or their registered representatives,

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who are registered with the SEC under the 1934 Act and who are members in good standing of the NASD; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

   For any unregistered Accounts which are exempt from registration under the '40 Act in reliance upon Sections 3(c)(1) or 3(c)(7) thereof, the Company represents and warrants that:

     (a) each Account and sub-account thereof has a principal underwriter which is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended;

     (b) Trust shares are and will continue to be the only investment securities held by the corresponding Account sub-accounts; and

     (c) with regard to each Portfolio, the Company, on behalf of the corresponding sub-account, will:

       (1) seek instructions from all Contract owners with regard to the voting of all proxies with respect to Trust shares and vote such proxies only in accordance with such instructions or vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

       (2) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the '40 Act.

   3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

   3.5 The Trust represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

   3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will in that event immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

   3.7 The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

   3.8 The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are not "interested persons" of the Trust under the 1940 Act ( "disinterested Trustees" ), will formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

   3.9 The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

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   3.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

   3.11 The Underwriter represents that each Adviser is duly organized and validly existing under applicable corporate law and that it is registered and will during the term of this Agreement remain registered as an investment adviser under the Advisers Act.

   3.12 The Trust currently intends for one or more classes of shares (each, a "Class") to make payments to finance its distribution expenses, including service fees, pursuant to a Plan adopted under Rule 12b-1 under the 1940 Act ("Rule 12b-1"), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.

                                   ARTICLE IV

                              Potential Conflicts

   4.1 The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or
(f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company of any determination by the Trustees that an irreconcilable material conflict exists and of the implications thereof.

   4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

   4.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such withdrawal should be implemented to a vote of all affected Contract owners and, as appropriate, withdrawing the assets of any appropriate group (i.e. , annuity contract

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owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

   4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

   4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with a majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

   4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

   4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

   4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V

                                Indemnification

  5.1 Indemnification By the Company

   (a) The Company agrees to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of

Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust Shares or the Contracts and

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2 (a)(i)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in
  Section 5.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

   (b) The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. The Company shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   (c) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

  5.2 Indemnification By The Underwriter

   (a) The Underwriter agrees to indemnify and hold harmless the Company, the underwriter of the Contracts and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's Shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

     (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section 3.7 of this Agreement and the diversification requirements specified in Section
  3.6 of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof.

   (b) The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

   (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   (d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

  5.3 Indemnification By The Trust

   (a) The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of
Section 5.3(b) and 5.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

   (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

   (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   (d) The Company and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of share of the Trust.

                                   ARTICLE VI

                                  Termination

   6.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by ninety (90) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment, as that term is used in the 1940 Act.

   6.2 This Agreement may be terminated immediately by either the Trust or the Underwriter upon written notice to the Company if:

     (a) the Company notifies the Trust or the Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts; or

     (b) either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (c) the Company gives the Trust and the Underwriter the written notice specified in Section 1.10 hereof and at the same time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 6.2(c) shall be effective forty-five (45) days after the notice specified in Section 1.10 was given; or

   6.3 If this Agreement is terminated for any reason, except under Article IV (Potential Conflicts) above, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated pursuant to Article IV, the provisions of Article IV shall govern.

   6.4 The provisions of Articles II (Representations and Warranties) and V (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.3, except that the Trust and the Underwriter shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

   6.5 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do so.

                                  ARTICLE VII

                                    Notices

   Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust or the Underwriter:

     Franklin Resources, Inc.
     777 Mariners Island Boulevard
     San Mateo, CA 94404
     Attention: Karen L. Skidmore, Associate General Counsel

     WITH A COPY TO

     Templeton Variable Products Series Fund or
     Franklin Templeton Distributors, Inc.
     500 E. Broward Boulevard
     Fort Lauderdale, FL 33394-3091
     Attention: Barbara J. Green, Trust Secretary

     If to the Company:

     Massachusetts Mutual Life Insurance Company or
     C.M. Life Insurance Company
     1295 State Street
     Springfield, MA 01111-0001
     Attention: Office of the General Counsel

                                  ARTICLE VIII

                                 Miscellaneous

   8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Florida. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC on behalf of the Trust granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

   8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

   8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

   8.7 Each party hereto shall treat as confidential the names and addresses of the Contract owners and all information reasonably identified as confidential in writing by any other party hereto, and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as they may come into the public domain, without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including, without limitation, the SEC, the NASD, and state securities and insurance regulators).

   8.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   8.9 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided in Section 1.10.

   8.10 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party, which approval shall not be unreasonably withheld.

   8.11 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                          The Company:

                                          Massachusetts Mutual Life Insurance
                                           Company
                                           By its authorized officer


                                          By: _________________________________
                                            Name:
                                            Title:

                                          The Company:

                                          C.M. Life Insurance Company
                                           By its authorized officer


                                          By: _________________________________
                                            Name:
                                            Title:

                                          The Trust:

                                          Templeton Variable Products Series
                                           Fund
                                           By its authorized officer


                                          By: _________________________________
                                            Name: Karen L. Skidmore
                                            Title: Assistant Vice President,
                                                   Assistant Secretary

                                          The Underwriter:

                                          Franklin Templeton Distributors,
                                           Inc.
                                           By its authorized officer


                                          By: _________________________________
                                            Name: Deborah R. Gatzek
                                            Title: Senior Vice President,
                                                   Assistant Secretary